The Reorganization

and

Stock Issuance

QUESTIONS

&

ANSWERS

United Community Bancorp

[LOGO]

The proposed parent stock holding company

for United Community

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT THE REORGANIZATION

The Board of Directors of United Community Bank unanimously adopted a Plan of Reorganization and Stock Issuance to reorganize into a mutual holding company structure. As a result of the reorganization, United Community Bancorp will become the federally chartered parent holding company of United Community Bank, and United Community Bancorp will be a majority-owned subsidiary by United Community MHC. In connection with the reorganization, United Community Bancorp is offering a minority percentage of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance. United Community MHC will be the majority stockholder of the common stock of United Community Bancorp after the reorganization.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in United Community Bancorp’s common stock.

Investment in the common stock of United Community Bancorp involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The reorganization will provide United Community with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base; allowing us to grow and enhance our profitability; and improving our ability to manage capital, which may include paying cash dividends.

Proceeds may also be used to allow United Community Bancorp to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; to repurchase shares of our common stock; and to accomplish other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow United Community’s depositors an opportunity to buy stock and become stockholders of United Community Bancorp.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain members of United Community Bank and the United Community Bank employee stock ownership plan, and possibly others.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

United Community Bancorp is offering through the Prospectus between 2,344,640 and 3,172,160 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 3,647,984 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than 15,000 shares or $150,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with such persons, may purchase more than 65,000 shares or $650,000 of common stock.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by United Community prior to 12:00 noon, Eastern Standard Time, on March xx, 2006.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check, cash or money order. If paying by cash, please stop by any one of United Community’s offices and ask a teller to convert your cash to a check. Interest will be paid by United Community on these funds at the statement savings annual percentage yield from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your United Community savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated.

CAN I PURCHASE SHARES USING FUNDS IN MY UNITED COMMUNITY IRA ACCOUNT?

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at United Community that will enable such purchase. Please contact the Stock Information Center as early as possible, as such transactions take time.

MAY I OBTAIN A LOAN FROM UNITED COMMUNITY TO PAY FOR THE STOCK?

No. Federal regulations do not allow United Community to make loans for this purpose, nor may you use a United Community line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” federal regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, “The Reorganization and Stock Offering” for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at United Community’s statement savings rate. If payment was to be made by withdrawal from a United Community deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?

No. Like any other common stock, United Community Bancorp’s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

Although we intend to pay a dividend to the stockholders of United Community Bancorp, the declaration and payment of dividends will be subject to the discretion of the board of directors and will be based on the earnings and financial condition of United Community Bancorp and general economic conditions.

HOW WILL THE STOCK BE TRADED?

We expect that our common stock will become listed on the NASDAQ National Market after this offering under the ticker symbol “XXXX”.

ARE OFFICERS AND DIRECTORS OF UNITED COMMUNITY PLANNING TO PURCHASE STOCK?

Yes! United Community’s senior officers and directors plan to purchase, in the aggregate, $4,825,000 worth of stock.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?

Yes. Your “YES” vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the meeting.

Stock Information Center

(xxx) xxx-xxxx

United Community Bancorp

92 Walnut Street

Lawrenceburg, Indiana 47025

February xx, 2006

Dear Member:

We are pleased to announce that United Community Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, United Community Bancorp, the newly-formed mid-tier holding company for United Community Bank, is offering common stock in a subscription and community offering to certain members of United Community Bank, an employee stock ownership plan established by United

Community Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization, your voting rights and your rights to subscribe for shares of common stock being offered for sale by United Community Bancorp. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card. It is the detachable section at the top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of

Members to be held on March xx, 2006 at xx:xx a.m. Eastern Standard Time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE

SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of United Community to become stockholders of United Community Bancorp. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit
Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

•	Members have a right, but not an obligation, to buy United Community Bancorp common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of United Community Bancorp common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of United Community Bancorp, you must submit your

Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Standard Time, on March xx, 2006.

If you have any questions regarding the offering, please call us at (xxx) xxx-xxxx, Monday through Friday from 9:00

a.m. to 5:00 p.m., or stop by our Stock Information Center located at 92 Walnut Street, Lawrenceburg, Indiana.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE

NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED

COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION

INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A

SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February xx, 2006

Dear Friend:

We are pleased to announce that United Community Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, United Community Bancorp, the newly-formed mid-tier holding company for United Community Bank, is offering common stock in a subscription and community offering to certain members of United Community Bank, an employee stock ownership plan established by

United Community Bank, and members of the general public pursuant to a Plan of Reorganization and Stock

Issuance.

Because we believe you may be interested in learning more about an investment in United Community

Bancorp’s common stock, we are sending you the following materials which describe the offering.

PROSPECTUS: This document provides detailed information about United Community’s operations and the proposed offering of United Community Bancorp common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to order stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Standard Time, on March xx, 2006.

As a friend of United Community Bank, you will have the opportunity to buy common stock directly from

United Community Bancorp in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (xxx) xxx-xxxx, Monday through Friday from 9:00

a.m. to 5:00 p.m., or stop by our Stock Information Center located at 92 Walnut Street, Lawrenceburg, Indiana.

We are pleased to offer you this opportunity to become a stockholder of United Community Bancorp.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE

NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP,

UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS

ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO

SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE

PROSPECTUS.

February xx, 2006

Dear Member:

We are pleased to announce that United Community Bank is reorganizing into the mutual holding company structure. In connection with the Reorganization, United Community Bancorp, the newly-formed mid-tier holding company for United Community Bank, is offering common stock in a subscription and community offering to certain members of United Community Bank, an employee stock ownership plan established by United Community Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

Unfortunately, United Community Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of United Community Bancorp.

However, as a member of United Community Bank, you have the right to vote on the Plan of

Reorganization and Stock Issuance at the Special Meeting of Members to be held on March xx, 2006 at xx:xx a.m. Eastern Standard Time. Enclosed is a proxy card, a Proxy Statement (which includes the

Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy

Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting on March xx, 2006. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

February xx, 2006

Dear Prospective Investor:

We are pleased to announce that United Community Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, United Community Bancorp, the newly-formed mid-tier holding company for United Community Bank, is offering common stock in a subscription and community offering to certain members of United Community Bank, an employee stock ownership plan established by

United Community Bank, and members of the general public pursuant to a Plan of Reorganization and Stock

Issuance.

We have enclosed the following materials that will help you learn more about an investment in United

Community Bancorp common stock. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about United Community’s operations and the proposed stock offering by United Community Bancorp.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to order stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by

12:00 noon, Eastern Standard Time, March xx, 2006.

We invite you and other local community members to become stockholders of United Community Bancorp.

Through this offering you have the opportunity to buy stock directly from United Community Bancorp without paying a commission or a fee.

If you have any questions regarding the reorganization, please call us at (xxx) xxx-xxxx, Monday through

Friday from 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 92 Walnut Street,

Lawrenceburg, Indiana.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT

INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED

COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE

FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER

TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

KEEFE, BRUYETTE & WOODS, INC.

February xx, 2006

To Members and Friends of United Community Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc.,

is assisting United Community Bank in reorganizing into the mutual holding company structure.

In connection with the Reorganization, United Community Bancorp, the newly-formed mid-tier holding company for United Community Bank, is offering common stock in a subscription and community offering to certain members of United Community Bank, an employee stock ownership plan established by United Community Bank, and members of the general public pursuant to a Plan of

Reorganization and Stock Issuance.

At the request of United Community Bank, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of United Community Bancorp common stock until 12:00 Noon, Eastern Standard Time, on March xx, 2006. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 92 Walnut Street,

Lawrenceburg, Indiana, Monday through Friday from 9:00 a.m. to 5:00 p.m., or feel free to call the

Stock Information Center at (xxx) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND

ARE NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY

BANCORP, UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE

SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN

OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE

ONLY BY THE PROSPECTUS.

[Logo United Community]

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize United Community Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC insurance coverage on your accounts.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization….and

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

William F. Ritzmann

President and Chief Executive Officer

United Community Bank

Lawrenceburg, Indiana

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Logo United Community]

PROXY GRAM II

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize United Community Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC insurance coverage on your accounts.

Not Returning Your Proxy Cards has the Same Effect as Voting

“Against” the Reorganization…and

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Our Reasons for the Reorganization

As a Mutual Institution:

- There is no authority to issue capital stock and thus no access to this market source of equity capital.

- Earnings from year to year are the only source of generating capital.

Under a Mutual Holding Company structure, we will be able to:

-Structure our business in the form that will enable us to access capital markets.

-Support future lending and operational growth.

- Better attract and retain qualified directors and management through stock-based compensation plans.

- Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

William F. Ritzmann

President and Chief Executive Officer

United Community Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP, UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo} United Community

Proxy Gram III

March xx, 2006

Dear Valued United Community Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize United Community Bank into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to grow and expand United Community, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization and Stock Issuance has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the

Plan of Reorganization and Stock Issuance. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on March xx is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms or insurance on your accounts.

For further information call our Stock Information Center at (xxx) xxx-xxxx.

Best regards and thank you,

William F. Ritzmann

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND

ARE NOT INSURED OR GUARANTEED BY UNITED COMMUNITY BANK, UNITED COMMUNITY BANCORP,

UNITED COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS

ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO

SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.